 Exhibit 99.1

EnerSys Acquires Lithium Battery Business

Reading, PA, May 18, 2006 /PRNewswire-FirstCall/ -- EnerSys (NYSE: ENS), the world's largest manufacturer, marketer and distributor of industrial batteries, announced today that it has purchased the assets of Alliant Techsystems' (NYSE:ATK) lithium primary battery business, located at its Power
Sources Center (PSC) in Horsham, PA.

PSC has been producing state-of-the-art lithium power sources for over 40 years, primarily for aerospace and defense applications. It is a leader in ambient temperature lithium reserve and active primary batteries, having produced over 30 million batteries for different weapon platforms of the US military. As part of the transaction, ATK has signed a 5-year supply agreement for all of its requirements for products produced at PSC.

John D. Craig, chairman, president and CEO of EnerSys, said "We are excited about the strategic partnership with ATK for the supply of the batteries presently produced at Horsham and the new products we will develop to meet the future needs especially for the world's aerospace and defense industries.
With this acquisition, we will be able to leverage our recent investment in lithium-ion rechargeable batteries to provide a wider offering of these products to our customers."

Sanjay Deshpande, EnerSys vice president for Aerospace and Defense, added "EnerSys is looking forward to the development of additional, new products to meet the growing needs for reserve batteries as the US and world militaries change to smart weapons and ammunition that require an on-board power source from the time of launch to mission fulfillment."

Caution Concerning Forward-Looking Statements

This press release (and oral statements made regarding the subjects of this release) contains forward-
looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These
forward-looking statements may include, but are not limited to, (i) statements regarding EnerSys' plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as "expects," "anticipates," "intends,"
'plans," "believes," 'seeks," 'estimates," "will" or words of similar meaning; and (ii) statements about the benefits of the investment in ATK's lithium battery technology, including any impact on financial and operating results and estimates, and any impact on EnerSys' market position that may be realized from the investment.

These forward-looking statements are based upon management's current beliefs or expectations and are inherently subject to significant business, economic, and competitive uncertainties and contingencies many of which are beyond our control. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: (1) our ability to successfully integrate ATK's lithium battery technology; (2) the possibility that EnerSys may not realize revenue benefits from the proposed investment within expected time frames; (3) operating costs and business disruption following the proposed investment, including possible adverse effects on relationships with employees, may be greater than expected; and (4) competition may adversely affect the acquired business and result in customer loss. EnerSys does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date such forward-looking statement is made.

For more information, contact Richard Zuidema, executive vice president, EnerSys, P.O. Box 14145,
Reading, PA 19612-4145, USA. Tel: 800-538-3627; Website: http://www.enersys.com.

About EnerSys: EnerSys, the world leader in stored energy solutions for industrial applications, manufactures and distributes reserve power and motive power batteries, chargers, power equipment, and battery accessories to customers worldwide. Motive power batteries are utilized in electric forklift trucks and other commercial electric powered vehicles. Reserve power batteries are used in the telecommunication and utility industries, uninterruptible power suppliers, and numerous applications requiring standby power. The company also provides aftermarket and customer support services to its customers from over 100 countries through its sales and manufacturing locations around the world.

More information regarding EnerSys can be found at http://www.enersys.com.

About ATK: ATK is a $3.4 billion advanced weapon and space systems company employing approximately 15,000 people in 23 states.